Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Fourth Quarter Results and Record Net Income for the Full Year 2025

Fourth Quarter 2025 Highlights

●	Net income of $35.7 million, or $2.12 per diluted share
●	Record adjusted net income[1] of $37.3 million, or $2.21 per diluted share
●	Robust net interest income of $68.4 million, delivering 22% annualized growth
●	Net interest margin (“NIM”) TEY[1] expansion of six basis points to 3.57%
●	Strong capital markets revenue of $24.5 million
●	Successful completion of initial $285.3 million low-income housing tax credit (“LIHTC”) construction loan sale
●	Significant annualized loan growth of 17% prior to the LIHTC construction loan sale and m2 Equipment Finance (“m2”) runoff
●	Tangible book value (“TBV”) per share[1] expansion of $2.08, or 15% annualized
●	Repurchased 162,777 shares at an average price of $77.62 per share

Full Year 2025 Highlights

●	Record annual net income of $127.2 million, or $7.49 per diluted share
●	Record adjusted net income[1] of $129.6 million, or $7.64 per diluted share
●	Strong capital markets revenue of $64.7 million
●	Robust loan growth of 12% prior to LIHTC construction loan sale and m2 runoff
●	Strong core deposit growth of 7%
●	TBV[1] expansion of $7.65, or 15%

Moline, IL, January 27, 2026 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $35.7 million and diluted earnings per share (“EPS”) of $2.12 for the fourth quarter of 2025, compared to net income of $36.7 million and diluted EPS of $2.16 for the third quarter of 2025.

Adjusted net income1 and adjusted diluted EPS1 for the fourth quarter of 2025 were $37.3 million and $2.21, respectively, compared to $36.9 million and $2.17 for the third quarter of 2025 and $32.8 million and $1.93 for the fourth quarter of 2024.

	For the Quarter Ended
	December 31,	September 30,	December 31,
$in millions (except per share data)	2025	2025	2024
Net Income	$35.7	$36.7	$30.2
Diluted EPS	$2.12	$2.16	$1.77
Adjusted Net Income[1]	$37.3	$36.9	$32.8
Adjusted Diluted EPS[1]	$2.21	$2.17	$1.93

“We delivered our strongest quarter and record full year results as we continue to see improved performance in our traditional banking, wealth management, and LIHTC lending businesses. At the same time, we continued to invest in our digital transformation project, creating the bank of the future for our clients and our employees,” said Todd Gipple, President and Chief Executive Officer. “Performance was very strong across all key operating metrics, approaching or exceeding the upper end of our guidance ranges for net interest margin expansion, gross loan growth, and capital markets revenue.”

Ongoing Margin Expansion Drives Significant Net Interest Income

Net interest income for the fourth quarter of 2025 was $68.4 million, an increase of $3.6 million, or 22% annualized, from the third quarter of 2025, driven by contributions from NIM expansion and strong loan growth. NIM was 3.06% and NIM on a tax-equivalent yield (“TEY”) basis1 was 3.57% for the fourth quarter, as compared to 3.00% and 3.51% for the prior quarter, respectively.

During the fourth quarter of 2025, the Company reduced term Federal Home Loan Bank (“FHLB”) borrowings by $135.0 million using proceeds from the LIHTC construction loan sale. The retired borrowings had a weighted average rate of 4.82% and this transaction will drive further NIM expansion.

“Our NIM TEY1 increased six basis points from the third quarter of 2025, near the upper end of our guidance range,” said Nick Anderson, Chief Financial Officer. “We expect ongoing margin expansion, and we are guiding to an increase in first quarter NIM TEY1 ranging from 3 to 7 basis points, assuming no further Federal Reserve rate cuts.”

Robust Noninterest Income from Capital Markets and Wealth Management Revenue

Noninterest income for the fourth quarter of 2025 was $38.7 million, up 6% from $36.7 million in the third quarter of 2025. The Company generated $24.5 million of capital markets revenue in the fourth quarter of 2025 compared to $23.8 million in the prior quarter. Wealth Management revenue totaled $5.3 million for the quarter, representing a 4% increase from the third quarter of 2025 and 11% for the year.

“During the fourth quarter of 2025, our LIHTC lending business continued to outperform, reflecting sustained strong demand for affordable housing and the expertise of our talented team. Developers continued to successfully advance their projects despite earlier headwinds, underscoring the strength and sustainability of the affordable housing industry. Having operated in the LIHTC business for nearly a decade, we continue to view it as a highly durable, profitable, and differentiated growth engine for the Company. Our LIHTC business is anchored by our extensive developer relationships and the consistently high-quality assets it generates,” said Mr. Gipple.

“Given the strength of our pipeline, we are increasing the upper end of our capital markets revenue guidance, resulting in a range of between $55 and $70 million over the next four quarters,” added Mr. Gipple.

Successful LIHTC Construction Loan Sale Matched with Acceleration in Loan Growth

During the fourth quarter of 2025, the Company successfully sold $285.3 million of LIHTC construction loans at par to a third-party investor as part of a strategy to expand the capacity for permanent LIHTC lending and further grow capital markets revenue. The proceeds from this transaction were used to retire the Company’s highest cost FHLB term advances, lowering overall funding costs and improving future NIM.

In the fourth quarter, total loans grew $303.7 million, or 17% annualized, excluding the impact from the construction loan sale and the planned runoff of the m2 portfolio. For the full year, total loans grew $800.5 million, or 12%, after excluding the impact from the construction loan sale and the planned runoff of the m2 portfolio.

“Our strong loan growth was driven by an acceleration in both our LIHTC and traditional lending businesses. The successful execution of our first LIHTC construction loan sale was a major milestone in positioning us to expand LIHTC lending and create the opportunity for additional capital markets revenue. Because we are originating new LIHTC loans at a strong pace, our new loans added during the quarter essentially offset the impact of the construction loan sale in a single quarter,” said Mr. Gipple. “Supported by a solid pipeline, we expect first-quarter loan growth of 8% to 10%, reflecting typical seasonality, with gross annualized loan growth accelerating to 10% to 15% over the final three quarters of 2026.”

FHLB Prepayment, Record Results, and Digital Transformation Costs Drive Quarterly Noninterest Expenses Higher

Noninterest expense for the fourth quarter of 2025 totaled $62.9 million compared to $56.6 million for the third quarter of 2025 and $53.5 million for the fourth quarter of 2024. The $6.3 million linked-quarter increase was primarily due to a $2.0 million non-recurring loss associated with the extinguishment of debt and elevated variable compensation resulting from strong capital markets performance and record earnings results. Higher professional and data processing expenses related to the Company’s first core system conversion as part of the digital transformation project also contributed to this increase.

“Our variable compensation structure is designed to maximize operating leverage and provide expense flexibility across changing revenue cycles,” said Mr. Anderson. “This approach allows us to align our costs with our financial performance to ensure that our team is rewarded only after we have rewarded our shareholders.”

For the fourth quarter, the Company’s adjusted efficiency ratio1 was 56.8%, compared to 55.6% in the prior period. For the full year 2025, adjusted noninterest expenses1 were up 4%, which is consistent with the Company’s strategic goal to hold noninterest expense growth below 5%. For the first quarter of 2026, the Company expects noninterest expenses to be in the range of $55 to $58 million, which assumes capital markets revenue and loan growth are within the guidance ranges. “This outlook reflects our continued commitment to expense discipline that aligns with our 9/6/5 strategic model which targets noninterest expense growth below 5% while driving operating leverage and strong profitability,” added Mr. Anderson.

Strong Core Deposit Growth Continues

Total core deposits increased by $64.2 million, or 4% annualized, from the third quarter of 2025, while average deposit balances increased $236.8 million, or 13% annualized. For the full year, core deposits increased by $474.4 million, or 7%. The deposit mix remained stable while total brokered deposits declined by $30.0 million in the fourth quarter. During 2025, brokered deposits declined by $121.4 million, or 34%, resulting in brokered deposits comprising only 3% of total deposits, down from 5% at the end of 2024. The Company’s total deposits at the end of the year were $7.4 billion, an increase of $353.0 million, or 5%.

“We remain highly focused on growing core deposits and improving our deposit mix across our markets. Our success in 2025 reflects the strength of our relationship-based model, which provides a stable core funding base to support future growth,” added Mr. Gipple. “Deposit mix improved for the full year with an increase in noninterest bearing balances and a 34% reduction in higher cost brokered deposits, further strengthening our funding profile.”

Asset Quality Further Strengthens and Remains Excellent

Total criticized loans decreased by $5.2 million on a linked-quarter basis. The ratio of criticized loans to total loans and leases as of December 31, 2025 further improved to 1.94% as compared to 2.01% as of September 30, 2025, the lowest level in more than five years and remains well below the Company’s long-term historical average.

Nonperforming assets (“NPAs”) totaled $43.3 million at the end of the fourth quarter of 2025, an increase of only $617 thousand from the prior quarter which allowed the NPA to total assets ratio to remain static at 0.45% as of December 31, 2025, equivalent to the prior quarter.

The Company recorded a total provision for credit losses of $5.5 million during the quarter, up from $4.3 million in the prior quarter. Net charge-offs were $4.2 million during the fourth quarter of 2025, equivalent to the prior quarter. The allowance for credit losses (“ACL”) to total loans held for investment increased by 2 basis points from the prior quarter to 1.26% as of December 31, 2025.

“While our asset quality remains very strong and our criticized loans continue to decline to record low levels, we increased our provision at year-end to bolster our already strong level of ACL,” added Mr. Gipple. “This is consistent with our long-standing credit culture of maintaining robust reserves even during times when credit quality is favorable.”

Exceptional TBV1 Per Share Growth and Regulatory Capital Expansion

The Company’s TBV1 per share increased by $2.08, or 15% annualized, during the fourth quarter of 2025 due to the combination of strong earnings and improved accumulated other comprehensive losses partially offset by share repurchases.

As of December 31, 2025, the Company’s tangible common equity to tangible assets ratio (“TCE”)1 increased 27 basis points to 10.24%. The improvement in TCE1 was driven by strong earnings during the fourth quarter. The total risk-based capital ratio increased to 14.19% and the common equity tier 1 ratio increased to 10.52% due to solid earnings growth during the quarter and the LIHTC construction loan sale, partially offset by share repurchases. By comparison, these ratios were 9.97%, 14.03%, and 10.34%, respectively, as of September 30, 2025.

Continued Opportunistic Share Repurchases

The Company continued its share repurchase activity during the fourth quarter. Total share repurchases during the quarter were approximately 163 thousand shares, returning $12.6 million of capital to shareholders. For the full year 2025, the Company returned $21.6 million to shareholders through the repurchase of approximately 279 thousand shares.

The opportunistic repurchases were executed at attractive valuations relative to TBV1. The new share repurchase program authorized in October 2025 equips the Company with a flexible capital allocation tool, enabling the repurchase of shares when it aligns with the

Company’s strategic and financial objectives. This approach reflects management’s confidence in the Company’s long-term earnings power and the continued commitment to enhancing shareholder value.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, January 28, 2026, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through February 4, 2026. The replay access information is 855-669-9658 (international 412-317-0088); access code 8185764. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Guaranty Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. The Company has 36 locations in Iowa, Missouri, and Illinois. As of December 31, 2025, the Company had $9.6 billion in assets, $7.2 billion in loans and $7.4 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Endnotes

1Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets, including effects of inflationary pressures; (ii) effects on the U.S. economy resulting from actions taken by federal and local governments, including changes in local, state and federal laws and regulations, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof (including the Russian invasion of Ukraine, ongoing conflicts in the Middle East and the recent military actions in Venezuela), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB, the Securities and Exchange Commission (the “SEC”) or the PCAOB; (v) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company’s commercial borrowers; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions, fintech companies, and digital asset service providers and the inability to attract new customers; (vii) rapid technological changes implemented by us and our third-party vendors, including the development and implementation of tools incorporating artificial intelligence; (viii) unexpected results of acquisitions, including failure to realize the anticipated benefits of the acquisitions and the possibility that transaction and integration costs may be greater than anticipated; (ix) the loss of key executives and employees, talent shortages and employee turnover; (x) changes in consumer spending; (xi) unexpected outcomes and costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xii) the economic impact on the Company and its customers of climate change, natural disasters and exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xiv) credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio and large loans to certain borrowers (including CRE loans); (xv) the overall health of the local and national real estate market; (xvi) the ability to maintain an adequate level of allowance for credit losses on loans; (xvii) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xviii) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xix) the level of non-performing assets on our balance sheet; (xx) interruptions involving our information technology and communications systems or third-party servicers; (xxi) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxii) changes in the interest rates and repayment rates of the Company’s assets; (xxiii) the effectiveness of the Company’s risk management framework, and (xxiv) the ability of the Company to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the SEC.

Contact:

Nick W. Anderson

Chief Financial Officer

(309) 743-7707

nanderson@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$76,494	$77,581	$104,769	$98,994	$91,732
Federal funds sold and interest-bearing deposits	149,658	160,033	145,704	225,716	170,592
Securities, net of allowance for credit losses	1,312,310	1,308,689	1,263,452	1,220,717	1,200,435
Loans receivable held for sale	1,429	1,457	1,162	2,025	2,143
Loans/leases receivable held for investment	7,165,526	7,177,464	6,923,762	6,821,142	6,782,261
Allowance for credit losses	(90,127)	(88,770)	(88,732)	(90,354)	(89,841)
Intangibles	8,080	9,077	9,738	10,400	11,061
Goodwill	138,595	138,595	138,595	138,595	138,595
Derivatives	192,426	207,775	184,982	180,997	186,781
Other assets	621,079	576,401	558,899	544,547	532,271
Total assets	$9,575,470	$9,568,302	$9,242,331	$9,152,779	$9,026,030

Total deposits	$7,414,198	$7,380,068	$7,318,353	$7,337,390	$7,061,187
Total borrowings	638,541	706,827	509,359	429,921	569,532
Derivatives	214,327	230,742	209,505	206,925	214,823
Other liabilities	196,093	163,750	154,560	155,796	183,101
Total stockholders’ equity	1,112,311	1,086,915	1,050,554	1,022,747	997,387
Total liabilities and stockholders’ equity	$9,575,470	$9,568,302	$9,242,331	$9,152,779	$9,026,030

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (1)
Commercial and industrial - revolving	$384,656	$386,674	$380,029	$388,479	$387,991
Commercial and industrial - other	1,094,064	1,107,896	1,180,859	1,231,198	1,295,961
Commercial and industrial - other - LIHTC	224,802	222,772	194,830	212,921	218,971
Total commercial and industrial	1,703,522	1,717,342	1,755,718	1,832,598	1,902,923
Commercial real estate, owner occupied	577,352	586,578	593,675	599,488	605,993
Commercial real estate, non-owner occupied	1,036,655	1,053,732	1,036,049	1,040,281	1,077,852
Construction and land development	566,891	515,787	454,022	403,001	395,557
Construction and land development - LIHTC	741,531	1,028,978	1,075,000	1,016,207	917,986
Multi-family	340,080	316,353	301,432	289,782	303,662
Multi-family - LIHTC	1,429,251	1,187,243	950,331	888,517	828,448
Direct financing leases	9,533	11,090	12,880	14,773	17,076
1-4 family real estate	603,683	599,838	592,253	592,127	588,179
Consumer	158,457	161,980	153,564	146,393	146,728
Total loans/leases	$7,166,955	$7,178,921	$6,924,924	$6,823,167	$6,784,404
Less allowance for credit losses	90,127	88,770	88,732	90,354	89,841
Net loans/leases	$7,076,828	$7,090,151	$6,836,192	$6,732,813	$6,694,563

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$16,024	$14,208	$14,267	$17,487	$20,591
Municipal securities	1,081,274	1,085,669	1,033,642	1,003,985	971,567
Residential mortgage-backed and related securities	68,855	57,108	58,864	43,194	50,042
Asset backed securities	4,439	4,918	6,684	7,764	9,224
Other securities	58,143	63,824	67,358	66,105	65,745
Trading securities (2)	83,857	83,225	82,900	82,445	83,529
Total securities	$1,312,592	$1,308,952	$1,263,715	$1,220,980	$1,200,698
Less allowance for credit losses	282	263	263	263	263
Net securities	$1,312,310	$1,308,689	$1,263,452	$1,220,717	$1,200,435

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$945,513	$931,774	$952,032	$963,851	$921,160
Interest-bearing demand deposits	5,196,438	5,176,364	5,087,783	5,119,601	4,828,216
Time deposits	1,035,317	1,004,980	974,341	951,606	953,496
Brokered deposits	236,930	266,950	304,197	302,332	358,315
Total deposits	$7,414,198	$7,380,068	$7,318,353	$7,337,390	$7,061,187

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$10,383	$145,383	$145,383	$145,383	$145,383
Overnight FHLB advances	235,000	145,000	80,000	—	140,000
Other borrowings (3)	107,395	130,609	—	—	—
Other short-term borrowings	2,650	2,850	1,350	2,050	1,800
Subordinated notes	234,122	234,027	233,701	233,595	233,489
Junior subordinated debentures	48,991	48,958	48,925	48,893	48,860
Total borrowings	$638,541	$706,827	$509,359	$429,921	$569,532

(1)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.4 billion at December 31, 2025.
(2)	Trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company.
(3)	During the third quarter of 2025, the Company entered into a secured borrowing transaction where $200.3 million of HTM municipal securities were pledged in exchange for $134.2 million of borrowings, net of issuance costs of $3.6 million.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$127,491	$125,015	$120,247	$116,673	$121,642
Interest expense	59,137	60,216	58,165	56,687	60,438
Net interest income	68,354	64,799	62,082	59,986	61,204
Provision for credit losses	5,499	4,305	4,043	4,234	5,149
Net interest income after provision for credit losses	$62,855	$60,494	$58,039	$55,752	$56,055

Trust fees (1)	$3,749	$3,544	$3,395	$3,686	$3,456
Investment advisory and management fees (1)	1,504	1,488	1,254	1,254	1,320
Deposit service fees	2,092	2,231	2,187	2,183	2,228
Gains on sales of residential real estate loans, net	666	529	556	297	734
Gains on sales of government guaranteed portions of loans, net	11	6	40	61	49
Capital markets revenue	24,481	23,832	9,869	6,516	20,552
Earnings on bank-owned life insurance	888	952	998	524	797
Debit card fees	1,640	1,648	1,648	1,488	1,555
Correspondent banking fees	699	664	699	614	560
Loan related fee income	930	846	1,096	898	950
Fair value gain (loss) on derivatives and trading securities	800	324	230	(1,007)	(1,781)
Other	1,205	587	143	378	205
Total noninterest income	$38,665	$36,651	$22,115	$16,892	$30,625

Salaries and employee benefits	$36,898	$34,338	$28,474	$27,364	$33,610
Occupancy and equipment expense	7,364	7,363	6,837	6,455	6,354
Professional and data processing fees	7,303	6,741	6,089	5,144	5,480
FDIC insurance, other insurance and regulatory fees	2,232	2,035	1,960	1,970	1,934
Loan/lease expense	378	345	407	381	513
Net cost of (income from) and gains/losses on operations of other real estate	36	3	50	(9)	23
Advertising and marketing	2,346	1,830	1,746	1,613	1,886
Communication and data connectivity	184	40	274	290	345
Supplies	238	259	252	207	252
Bank service charges	706	678	720	596	635
Losses on debt extinguishment, net	1,963	—	—	—	—
Correspondent banking expense	329	338	314	329	328
Intangibles amortization	997	662	661	661	691
Payment card processing	577	569	547	594	516
Trust expense	436	412	413	357	381
Other	865	974	839	587	551
Total noninterest expense	$62,852	$56,587	$49,583	$46,539	$53,499

Net income before income taxes	$38,668	$40,558	$30,571	$26,105	$33,181
Federal and state income tax expense	3,004	3,844	1,552	308	2,956
Net income	$35,664	$36,714	$29,019	$25,797	$30,225

Basic EPS	$2.13	$2.17	$1.71	$1.53	$1.80
Diluted EPS	$2.12	$2.16	$1.71	$1.52	$1.77

Weighted average common shares outstanding	16,756,717	16,919,785	16,928,542	16,900,785	16,871,652
Weighted average common and common equivalent shares outstanding	16,858,506	17,015,730	17,006,282	17,013,992	17,024,481

(1)	Trust fees and investment advisory and management fees when combined are referred to as wealth management revenue.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Year Ended
	December 31,	December 31,
	2025	2024

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$489,426	$481,857
Interest expense	234,205	250,069
Net interest income	255,221	231,788
Provision for credit losses	18,081	17,098
Net interest income after provision for credit losses	$237,140	$214,690

Trust fees	$14,374	$13,028
Investment advisory and management fees	5,500	4,864
Deposit service fees	8,693	8,530
Gains on sales of residential real estate loans, net	2,048	2,041
Gains on sales of government guaranteed portions of loans, net	118	85
Capital markets revenue	64,698	71,057
Earnings on bank-owned life insurance	3,362	5,443
Debit card fees	6,424	6,167
Correspondent banking fees	2,676	2,089
Loan related fee income	3,770	3,697
Fair value loss on derivatives and trading securities	347	(2,779)
Other	2,313	1,307
Total noninterest income	$114,323	$115,529

Salaries and employee benefits	$127,074	$128,186
Occupancy and equipment expense	28,019	25,413
Professional and data processing fees	25,277	19,373
Restructuring expense	—	1,954
FDIC insurance, other insurance and regulatory fees	8,197	7,444
Loan/lease expense	1,511	1,629
Net cost of (income from) and gains/losses on operations of other real estate	80	(21)
Advertising and marketing	7,535	7,058
Communication and data connectivity	788	1,397
Supplies	956	1,064
Bank service charges	2,700	2,428
Losses on debt extinguishment, net	1,963	—
Correspondent banking expense	1,310	1,321
Intangibles amortization	2,981	2,761
Goodwill impairment	—	431
Payment card processing	2,287	2,653
Trust expense	1,618	1,580
Other	3,265	2,971
Total noninterest expense	$215,561	$207,642

Net income before income taxes	$135,902	$122,577
Federal and state income tax expense	8,708	8,727
Net income	$127,194	$113,850

Basic EPS	$7.54	$6.77
Diluted EPS	$7.49	$6.71

Weighted average common shares outstanding	16,876,457	16,829,004
Weighted average common and common equivalent shares outstanding	16,973,534	16,959,853

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2025	2025	2025	2025	2024	2025	2024

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	16,690,603	16,838,866	16,934,698	16,920,363	16,882,045
Book value per common share (1)	$66.64	$64.55	$62.04	$60.44	$59.08
Tangible book value per common share (Non-GAAP) (2)	$57.86	$55.78	$53.28	$51.64	$50.21
Closing stock price	$83.30	$75.64	$67.90	$71.32	$80.64
Market capitalization	$1,390,327	$1,273,692	$1,149,866	$1,206,760	$1,361,368
Market price / book value	124.99%	117.18%	109.45%	117.99%	136.49%
Market price / tangible book value	143.98%	135.61%	127.45%	138.11%	160.59%
Earnings per common share (basic) LTM (3)	$7.54	$7.21	$6.69	$6.71	$6.77
Price earnings ratio LTM (3)	11.05x	10.49 x	10.15 x	10.63 x	11.91 x
TCE / TA (Non-GAAP) (4)	10.24%	9.97%	9.92%	9.70%	9.55%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$1,086,915	$1,050,554	$1,022,747	$997,387	$976,620
Net income	35,664	36,714	29,019	25,797	30,225
Other comprehensive income (loss), net of tax	1,981	8,342	(1,671)	404	(9,628)
Common stock cash dividends declared	(1,011)	(1,017)	(1,016)	(1,015)	(1,013)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(12,635)	(8,993)	—	—	—
Other (5)	1,397	1,315	1,475	174	1,183
Ending balance	$1,112,311	$1,086,915	$1,050,554	$1,022,747	$997,387

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.19%	14.03%	14.26%	14.18%	14.10%
Tier 1 risk-based capital ratio	11.02%	10.85%	10.96%	10.81%	10.57%
Tier 1 leverage capital ratio	11.07%	11.29%	11.22%	11.06%	10.73%
Common equity tier 1 ratio	10.52%	10.34%	10.43%	10.27%	10.03%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.46%	1.57%	1.27%	1.14%	1.34%	1.36%	1.29%
Return on average total equity (annualized)	12.78%	13.65%	11.15%	10.14%	12.15%	11.97%	12.04%
Net interest margin	3.06%	3.00%	2.97%	2.95%	2.95%	3.00%	2.88%
Net interest margin (TEY) (Non-GAAP)(7)	3.57%	3.51%	3.46%	3.42%	3.43%	3.49%	3.33%
Efficiency ratio (Non-GAAP) (8)	58.73%	55.78%	58.89%	60.54%	58.26%	58.33%	59.78%
Gross loans/leases held for investment / total assets	74.83%	75.01%	74.91%	74.53%	75.14%	74.83%	75.14%
Gross loans/leases held for investment / total deposits	96.65%	97.25%	94.61%	92.96%	96.05%	96.65%	96.05%
Effective tax rate	7.77%	9.48%	5.08%	1.18%	8.91%	6.41%	7.12%
Full-time equivalent employees (9)	1004	994	1,001	972	980	1004	980

AVERAGE BALANCES
Assets	$9,758,848	$9,354,411	$9,155,473	$9,015,439	$9,050,280	$9,323,171	$8,837,393
Loans/leases	7,292,592	7,048,314	6,881,731	6,790,312	6,839,153	7,004,737	6,764,754
Deposits	7,620,212	7,383,373	7,218,540	7,146,286	7,109,567	7,343,514	6,813,620
Total stockholders’ equity	1,116,342	1,075,715	1,041,428	1,017,487	995,012	1,063,050	945,848

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM: Last twelve months.
(4)	TCE / TCA: tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2025 includes 21 summer interns.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$12,148	$121	3.89%	$13,808	$154	4.36%	$5,617	$67	4.68%
Interest-bearing deposits at financial institutions	175,520	1,731	3.91%	128,126	1,341	4.15%	158,151	1,823	4.59%
Investment securities - taxable	404,238	4,887	4.83%	400,765	4,878	4.86%	375,552	4,230	4.49%
Investment securities - nontaxable (1)	956,457	14,409	6.02%	952,542	13,841	5.81%	829,544	12,286	5.92%
Restricted investment securities	31,067	546	6.88%	31,959	570	6.98%	33,173	608	7.17%
Loans (1)	7,292,592	117,073	6.37%	7,048,314	115,094	6.48%	6,839,153	112,325	6.53%
Total earning assets (1)	$8,872,022	$138,767	6.21%	$8,575,514	$135,878	6.29%	$8,241,190	$131,339	6.34%

Interest-bearing deposits	$5,353,498	$38,001	2.82%	$5,197,006	$40,221	3.07%	$4,881,914	$39,408	3.21%
Time deposits	1,277,865	12,483	3.88%	1,237,232	12,595	4.04%	1,248,412	13,868	4.42%
Short-term borrowings	2,884	28	3.85%	2,022	21	4.15%	1,862	22	4.67%
Federal Home Loan Bank advances	188,209	2,130	4.43%	204,786	2,348	4.49%	236,525	2,802	4.64%
Other borrowings	122,665	1,812	5.90%	48,295	479	3.97%	—	—	0.00%
Subordinated notes	234,060	4,001	6.84%	236,783	3,861	6.52%	233,419	3,636	6.23%
Junior subordinated debentures	48,969	681	5.44%	48,936	690	5.52%	48,839	701	5.62%
Total interest-bearing liabilities	$7,228,150	$59,136	3.25%	$6,975,060	$60,215	3.42%	$6,650,971	$60,437	3.61%

Net interest income (1)		$79,631			$75,663			$70,902
Net interest margin (2)			3.06%			3.00%			2.95%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.57%			3.51%			3.43%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.56%			3.50%			3.40%
Cost of funds (4)			2.86%			3.01%			3.15%

	For the Year Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$12,325	$532	4.26%	$12,788	$692	5.33%
Interest-bearing deposits at financial institutions	155,900	6,509	4.18%	119,255	6,077	5.10%
Investment securities - taxable	401,866	19,159	4.77%	377,039	17,216	4.55%
Investment securities - nontaxable (1)	911,979	52,844	5.79%	745,502	41,843	5.61%
Restricted investment securities	31,908	2,273	7.02%	39,293	2,991	7.49%
Loans (1)	7,004,737	449,851	6.42%	6,764,754	449,570	6.65%
Total earning assets (1)	$8,518,715	$531,168	6.24%	$8,058,631	$518,389	6.43%

Interest-bearing deposits	$5,159,542	$154,524	2.99%	$4,700,762	$161,584	3.44%
Time deposits	1,228,407	50,177	4.08%	1,153,407	51,547	4.47%
Short-term borrowings	2,044	83	4.01%	1,850	98	5.24%
Federal Home Loan Bank advances	205,397	9,327	4.48%	375,214	19,751	5.18%
Other borrowings	43,091	2,291	5.32%	—	—	0.00%
Subordinated notes	234,508	15,063	6.42%	233,260	14,314	6.14%
Junior subordinated debentures	48,921	2,740	5.52%	48,791	2,775	5.59%
Total interest-bearing liabilities	$6,921,910	$234,205	3.38%	$6,513,284	$250,069	3.83%

Net interest income (1)		$296,963			$268,320
Net interest margin (2)			3.00%			2.88%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.49%			3.33%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.48%			3.31%
Cost of funds (4)			2.97%			3.34%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(2)	See “Select Financial Data – Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY: Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4)	Cost of funds includes the effect of noninterest-bearing deposits.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$88,770	$88,732	$90,354	$89,841	$86,321
Change in ACL for transfer of loans to LHFS	—	—	—	—	93
Provision for credit losses	5,562	4,225	4,667	4,743	6,832
Loans/leases charged off	(4,469)	(4,746)	(6,490)	(4,944)	(4,787)
Recoveries on loans/leases previously charged off	264	559	201	714	1,382
Ending balance	$90,127	$88,770	$88,732	$90,354	$89,841

NONPERFORMING ASSETS
Nonaccrual loans/leases	$42,212	$42,167	$42,482	$47,259	$40,080
Accruing loans/leases past due 90 days or more	85	43	7	356	4,270
Total nonperforming loans/leases	42,297	42,210	42,489	47,615	44,350
Other real estate owned	540	—	62	402	661
Other repossessed assets	500	510	113	122	543
Total nonperforming assets	$43,337	$42,720	$42,664	$48,139	$45,554

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.45%	0.45%	0.46%	0.53%	0.50%
ACL for loans and leases / total loans/leases held for investment	1.26%	1.24%	1.28%	1.32%	1.32%
ACL for loans and leases / nonperforming loans/leases	213.08%	210.31%	208.84%	189.76%	202.57%
Net charge-offs as a % of average loans/leases	0.06%	0.06%	0.09%	0.06%	0.05%

INTERNALLY ASSIGNED RISK RATING (1)
Special mention	$74,765	$76,750	$68,621	$55,327	$73,636
Substandard (2)	64,142	67,319	81,040	85,033	84,930
Doubtful (2)	—	—	—	—	—
Total Criticized loans (3)	$138,907	$144,069	$149,661	$140,360	$158,566

Classified loans as a % of total loans/leases (2)	0.89%	0.94%	1.17%	1.25%	1.25%
Total Criticized loans as a % of total loans/leases (3)	1.94%	2.01%	2.16%	2.06%	2.34%

(1)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(2)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11, regardless of performance, and include loans identified as Substandard or Doubtful.
(3)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11, regardless of performance, and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2025	2025	2024	2025	2024

	(dollars in thousands)

TOTAL ASSETS
Quad City Bank and Trust (1)	$2,705,319	$2,794,136	$2,588,587
m2 Equipment Finance, LLC	181,761	211,524	310,915
Cedar Rapids Bank and Trust	2,855,840	2,760,379	2,614,570
Community State Bank	1,717,264	1,680,476	1,531,559
Guaranty Bank	2,411,570	2,446,635	2,342,958

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,302,234	$2,407,371	$2,126,566
Cedar Rapids Bank and Trust	1,983,600	1,890,779	1,882,487
Community State Bank	1,341,915	1,296,255	1,256,938
Guaranty Bank	1,833,590	1,835,993	1,824,139

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,030,858	$2,118,791	$2,048,926
m2 Equipment Finance, LLC	187,642	217,966	320,237
Cedar Rapids Bank and Trust	1,988,870	1,894,594	1,761,467
Community State Bank	1,281,036	1,269,359	1,159,389
Guaranty Bank	1,866,190	1,896,178	1,814,622

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	88%	88%	96%
Cedar Rapids Bank and Trust	100%	100%	94%
Community State Bank	95%	98%	92%
Guaranty Bank	102%	103%	99%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	75%	76%	79%
Cedar Rapids Bank and Trust	70%	69%	67%
Community State Bank	75%	76%	76%
Guaranty Bank	77%	78%	77%

ACL ON LOANS/LEASES HELD FOR INVESTMENT AS A PERCENTAGE OF LOANS/LEASES HELD FOR INVESTMENT
Quad City Bank and Trust (1)	1.31%	1.24%	1.49%
m2 Equipment Finance, LLC	4.84%	4.48%	4.22%
Cedar Rapids Bank and Trust	1.32%	1.31%	1.44%
Community State Bank	1.06%	0.97%	0.98%
Guaranty Bank	1.27%	1.34%	1.25%

RETURN ON AVERAGE ASSETS (ANNUALIZED)
Quad City Bank and Trust (1)	1.31%	1.20%	1.09%	1.26%	0.88%
Cedar Rapids Bank and Trust	3.55%	3.26%	3.12%	2.86%	2.92%
Community State Bank	1.05%	1.40%	1.30%	1.21%	1.32%
Guaranty Bank	1.09%	1.30%	0.91%	0.99%	1.12%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.35%	3.40%	3.53%	3.41%	3.43%
Cedar Rapids Bank and Trust	4.03%	4.03%	3.95%	4.01%	3.84%
Community State Bank	3.90%	3.90%	3.77%	3.86%	3.75%
Guaranty Bank (3)	3.35%	3.22%	3.18%	3.19%	3.07%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET
Community State Bank	$(1)	$(1)	$(1)	$(4)	$(4)
Guaranty Bank	97	216	504	649	1,698
QCR Holdings, Inc. (4)	(33)	(33)	(32)	(131)	(129)

(1)

Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.

(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(3)

Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.31% for the quarter ended December 31, 2025, 3.18% for the quarter ended September 30, 2025 and 3.07% for the quarter ended December 31, 2024.

(4)	Relates to the junior subordinated debentures acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2025	2025	2025	2025	2024

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders’ equity (GAAP)	$1,112,311	$1,086,915	$1,050,554	$1,022,747	$997,387
Less: Intangible assets	146,675	147,672	148,333	148,995	149,657
Tangible common equity (non-GAAP)	$965,636	$939,243	$902,221	$873,752	$847,730

Total assets (GAAP)	$9,575,470	$9,568,302	$9,242,331	$9,152,779	$9,026,030
Less: Intangible assets	146,675	147,672	148,333	148,995	149,657
Tangible assets (non-GAAP)	$9,428,795	$9,420,630	$9,093,998	$9,003,784	$8,876,373

Tangible common equity to tangible assets ratio (non-GAAP)	10.24%	9.97%	9.92%	9.70%	9.55%

(1)	This ratio is a non-GAAP financial measure. The Company’s management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders’ equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ADJUSTED NET INCOME (1)	2025	2025	2025	2025	2024	2025	2024

	(dollars in thousands, except per share data)
Net income (GAAP)	$35,664	$36,714	$29,019	$25,797	$30,225	$127,194	$113,850

Less non-core items (post-tax) (2):
Income:
Fair value loss on derivatives, net	(88)	(223)	(397)	(156)	(2,594)	(864)	(3,425)
Total adjusted income (non-GAAP)	$(88)	$(223)	$(397)	$(156)	$(2,594)	$(864)	$(3,425)

Expense:
Losses on debt extinguishment, net	1,551	—	—	—	—	1,551	—
Goodwill impairment	—	—	—	—	—	—	431
Restructuring expense	—	—	—	—	—	—	1,544
Total adjusted expense (non-GAAP)	$1,551	$—	$—	$—	$—	$1,551	$1,975

Adjusted net income (non-GAAP) (1)	$37,303	$36,937	$29,416	$25,953	$32,819	$129,609	$119,250

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$37,303	$36,937	$29,416	$25,953	$32,819	$129,609	$119,250

Weighted average common shares outstanding	16,756,717	16,919,785	16,928,542	16,900,785	16,871,652	16,876,457	16,829,004
Weighted average common and common equivalent shares outstanding	16,858,506	17,015,730	17,006,282	17,013,992	17,024,481	16,973,534	16,959,853

Adjusted earnings per common share (non-GAAP):
Basic	$2.23	$2.18	$1.74	$1.54	$1.95	$7.68	$7.09
Diluted	$2.21	$2.17	$1.73	$1.53	$1.93	$7.64	$7.03

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$37,303	$36,937	$29,416	$25,953	$32,819	$129,609	$119,250

Average Assets	$9,758,848	$9,354,411	$9,155,473	$9,015,439	$9,050,280	$9,323,171	$8,837,393

Adjusted return on average assets (annualized) (non-GAAP)	1.53%	1.58%	1.29%	1.15%	1.45%	1.39%	1.35%
Adjusted return on average equity (annualized) (non-GAAP)	13.37%	13.73%	11.30%	10.20%	13.19%	12.19%	12.61%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$68,354	$64,799	$62,082	$59,986	$61,204	$255,221	$231,788
Plus: Tax equivalent adjustment (4)	11,277	10,864	10,090	9,513	9,698	41,742	36,532
Net interest income - tax equivalent (non-GAAP)	$79,631	$75,663	$72,172	$69,499	$70,902	$296,963	$268,320
Less: Acquisition accounting net accretion	63	182	84	184	471	514	1,565
Adjusted net interest income	$79,568	$75,481	$72,088	$69,315	$70,431	$296,449	$266,755

Average earning assets	$8,872,022	$8,575,514	$8,377,361	$8,241,035	$8,241,190	$8,518,715	$8,058,631

Net interest margin (GAAP)	3.06%	3.00%	2.97%	2.95%	2.95%	3.00%	2.88%
Net interest margin (TEY) (non-GAAP)	3.57%	3.51%	3.46%	3.42%	3.43%	3.49%	3.33%
Adjusted net interest margin (TEY) (non-GAAP)	3.56%	3.50%	3.45%	3.41%	3.40%	3.48%	3.31%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$62,852	$56,587	$49,583	$46,539	$53,499	$215,561	$207,642

Net interest income (GAAP)	$68,354	$64,799	$62,082	$59,986	$61,204	$255,221	$231,788
Noninterest income (GAAP)	38,665	36,651	22,115	16,892	30,625	114,323	115,529
Total income	$107,019	$101,450	$84,197	$76,878	$91,829	$369,544	$347,317

Efficiency ratio (noninterest expense/total income) (non-GAAP)	58.73%	55.78%	58.89%	60.54%	58.26%	58.33%	59.78%
Adjusted efficiency ratio (adjusted noninterest expense/adjusted total income) (non-GAAP)	56.84%	55.62%	58.54%	60.38%	56.25%	57.63%	58.37%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company’s management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or non-recurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of goodwill impairment which is not deductible for tax.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company’s management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.